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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-4 of General Motors Corporation of our report dated January 20, 2000 (March 7, 2000 as to Note 27) appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1999.

We also consent to the inclusion and incorporation by reference in this Registration Statement on Form S-4 of General Motors Corporation of our report dated January 19, 2000 (March 1, 2000 as to Note 21) appearing in the Annual Report on Form 10-K of Hughes Electronics Corporation for the year ended December 31, 1999.

We also consent to the references to us under the headings "Summary--Summary Historical Consolidated Financial Data of GM," "Summary--Summary Historical Financial Data of Hughes," "Selected Historical Financial Data of Hughes," and "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
March 21, 2000